Exhibit 99.1
HashiCorp Announces Fourth Quarter and Fiscal Year 2023 Financial Results
•Fourth quarter revenue totaled $135.8 million, representing an increase of 41% year-over-year; fiscal 2023 revenue totaled $475.9 million, representing an increase of 48% year-over-year
•Trailing four quarter average Net Dollar Retention Rate was 131% at the end of the fourth quarter of fiscal 2023 and 131% at the end of fourth quarter of fiscal 2022.
•Fourth quarter total GAAP RPO totaled $647.1 million, representing an increase of 51% year-over-year; fourth quarter current GAAP RPO totaled $375.1 million, representing an increase of 39% year-over-year.
•Fourth quarter total non-GAAP RPO totaled $673.8 million, representing an increase of 49% year-over-year; fourth quarter current non-GAAP RPO totaled $397.7 million, representing an increase of 38% year-over-year.
SAN FRANCISCO – March 9, 2023 – HashiCorp, Inc. (NASDAQ: HCP), a leading provider of multi-cloud infrastructure automation software, today announced financial results for its fourth quarter and full fiscal year 2023, ended January 31, 2023.
"HashiCorp delivered solid results in the fourth quarter to close out a strong fiscal 2023," said Dave McJannet, CEO, HashiCorp. "This quarter we made continued progress with large customers, by landing new deals and expanding existing relationships, both driven by delivering new innovation to the market across our portfolio of products."
"I am pleased with our performance in the fourth quarter, on both the top and bottom line, as shown by our solid YoY revenue growth of 41%," said Navam Welihinda, CFO, HashiCorp. "We delivered strong operating leverage in fiscal 2023, and plan to continue to drive efficiencies in our business in fiscal 2024."
Fiscal 2023 Fourth Quarter Financial Results
Revenue: Total revenue was $135.8 million in the fourth quarter of fiscal 2023, up 41% from $96.5 million in the same period last year. Total revenue was $475.9 million for fiscal 2023, up 48% from $320.8 million for fiscal 2022.
Gross Profit: GAAP gross profit was $112.3 million in the fourth quarter of fiscal 2023, representing an 83% gross margin, compared to a GAAP gross profit of $69.8 million and a 72% gross margin in the same period last year. Non-GAAP gross profit was $115.9 million in the fourth quarter fiscal 2023, representing an 85% non-GAAP gross margin, compared to a non-GAAP gross profit of $83.7 million and an 87% non-GAAP gross margin in the same period last year.
Operating Loss: GAAP operating loss was $62.9 million in the fourth quarter of fiscal 2023, compared to GAAP operating loss of $227.3 million in the same period last year. Non-GAAP operating loss was $26.8 million in the fourth quarter of fiscal 2023, compared to a non-GAAP operating loss of $31.1 million in the same period last year.
Net Loss: GAAP net loss was $49.4 million in the fourth quarter of fiscal 2023, compared to a GAAP net loss of $227.7 million in the same period last year. Non-GAAP net loss was $13.2 million in the fourth quarter of fiscal 2023, compared to a non-GAAP net loss of $31.5 million in the same period last year.
Net Loss per Share: GAAP net loss per share was $0.26 based on 188.8 million weighted-average shares outstanding in the fourth quarter of fiscal 2023, compared to a GAAP net loss per share of $1.70 based on 133.6 million weighted-average shares outstanding in the same period last year. Non-GAAP net loss per share was $0.07 in the fourth quarter of fiscal 2023, compared to a non-GAAP net loss per share of $0.24 in the same period last year.
Remaining Performance Obligation (RPO) Total RPO was $647.1 million in the fourth quarter of fiscal 2023, up from $428.8 million in the same period last year. The current portion of GAAP RPO was $375.1 million at the end of the fourth quarter of fiscal 2023, up from $268.9 million at the end of the same period last year. Total non-GAAP RPO was $673.8 million at the end of the fourth quarter of fiscal 2023, up from $452.2 million at the end of the same period last year. The current portion of non-GAAP RPO was $397.7 million at the end of the fourth quarter of fiscal 2023, up from $289.2 million at the end of the same period last year.

Cash: Net cash provided by operating activities was $1.6 million in the fourth quarter of fiscal 2023, compared to $7.0 million used in operating activities in the same period last year. Cash and cash equivalents totaled $1,286.1 million at the end of the fourth quarter of fiscal 2023, compared to $1,355.8 million at the end of the same period last year.
Reconciliations of GAAP financial measures to the most comparable non-GAAP financial measures have been provided in the tables included in this release.
Fiscal 2023 Fourth Quarter and Recent Operating Highlights
•HashiCorp ended the fourth quarter of fiscal 2023 with 4,131 customers, up from 3,899 customers at the end of the previous fiscal quarter and 2,715 customers at the end of the fourth quarter of fiscal 2022.
•The Company ended the fourth quarter of fiscal 2023 with 798 customers with equal or greater than $100,000 in Annual Recurring Revenue (“ARR”), up from 760 customers at the end of the previous fiscal quarter and 655 customers at the end of the fourth quarter of fiscal 2022.
•Customers with equal to or greater than $100,000 in ARR represented 89% of total revenue in the fourth quarter of fiscal 2023 compared to 89% in the previous fiscal quarter and 89% in the fourth quarter of fiscal 2022.
•Quarterly subscription revenue from HashiCorp Cloud Platform (HCP) reached $14.5 million in the fourth quarter of fiscal 2023, increased from $12.9 million in the previous fiscal quarter and increased from $6.9 million in the fourth quarter of fiscal 2022.
•The Company's trailing four quarter average Net Dollar Retention rate was 131% at the end of the fourth quarter of fiscal 2023, compared to 131% at the end of the fourth quarter of fiscal 2022.
Other Highlights
During the fourth quarter, HashiCorp continued to invest across its product portfolio and expand its ecosystem with new partnerships, including the following announcements:
•Awards:
◦Amazon Web Services Security Partner of the Year Award in North America, announced at AWS re:Invent
▪HashiCorp Terraform AWS provider surpassed one billion downloads in fiscal 2023
◦Palo Alto Networks 2022 Global Technology Partner of the Year
◦Great Places to Work Awards 2022:
▪Best Workplaces for Parents™
▪Fortune Best Workplaces for Women™
◦Comparably Awards 2022:
▪Best CEO
▪Best Company Culture
▪Best Company Work-Life Balance
▪Best CEOs for Diversity
▪Best HR Team
▪Best Company Outlook
•Products
◦Native Open Policy Agent (OPA) Support generally available in HashiCorp Terraform Cloud, allowing customers who have standardized on OPA to bring their policies into Terraform Cloud.
◦Dynamic provider credentials for Terraform Cloud, providing a simple and safe authentication workflow for HashiCorp Vault and official cloud providers.
◦HashiCorp Cloud Platform-based global management plane for Consul in public beta, granting full visibility for both self-managed and HCP Consul clusters.

◦HashiCorp Cloud Platform adds OpenID Connect (OIDC) single sign-on (SSO) Functionality, so users can leverage the popular OIDC protocol for their SSO integrations.
◦“Projects” in Terraform Cloud, helping users organize and centrally manage their workspaces at scale while providing more granular permissions to a subset of workspaces.
Financial Outlook
For the first quarter of fiscal 2024, the Company currently expects:
•Total revenue of $132 - $134 million
•Non-GAAP operating loss of $42 - $39 million
•Non-GAAP EPS loss of $0.15 - $0.13
•Weighted Average Fully Diluted Shares of 191.6 million
For the full fiscal year 2024, the Company currently expects:
•Total revenue of $591 - $595 million
•Non-GAAP operating loss of $136 - $133 million
•Non-GAAP EPS loss of $0.40 - $0.38
•Weighted Average Fully Diluted Shares of 194.0 million
HashiCorp has not reconciled its expectations as to first quarter and fiscal year 2024 non-GAAP operating loss and non-GAAP earnings per share to the most directly comparable GAAP measures. Due to the limited public trading history and significant volatility in the price of HashiCorp’s common stock, certain items, which could be material, cannot be calculated without unreasonable efforts. In particular, the measures and effects of our stock-based compensation expense specific to our equity compensation awards and employer payroll tax-related items on employee stock transactions are directly impacted by the timing of employee stock transactions and unpredictable fluctuations in our stock price, which we expect to have a significant impact on our future GAAP financial results.
Conference Call Information
HashiCorp will host a conference call Thursday, March 9, 2023 at 2 p.m. PST to discuss HashiCorp’s financial results and financial guidance. The live conference call may be accessed by registering using the link available on our investor relations site at ir.hashicorp.com.
Upon registration, all telephone participants will receive the dial-in number along with a unique PIN that can be used to access the call. A webcast replay will be available following the conclusion of the live broadcast and will be accessible on HashiCorp’s investor relations site at ir.hashicorp.com.
About HashiCorp, Inc.
HashiCorp is a leader in multi-cloud infrastructure automation software. The HashiCorp software suite enables organizations to adopt consistent workflows and create a system of record for automating the cloud for infrastructure provisioning, security, networking, and application deployment. HashiCorp’s portfolio of products includes Vagrant™, Packer™, Terraform®, Vault™, Consul®, Nomad™, BoundaryTM, and Waypoint™. HashiCorp offers products as open source, enterprise, and as managed cloud services. The Company is headquartered in San Francisco, though most of HashiCorp employees work remotely, strategically distributed around the globe. For more information, visit hashicorp.com or follow HashiCorp on Twitter @HashiCorp.
All product and company names are trademarks or registered trademarks of their respective holders.

Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995, as amended, including, among others, statements about HashiCorp’s business strategy and efficiencies and HashiCorp’s financial outlook for the first quarter and full year of fiscal 2024. In some cases you can identify forward- looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.
Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to risks and uncertainties related to market conditions, HashiCorp and its business as set forth in our filings with the Securities and Exchange Commission (“SEC”) pursuant to our Quarterly Report on Form 10-Q dated December 7, 2022 and our future reports that we may file from time to time with the SEC. These documents contain and identify important factors that could cause the actual results for HashiCorp to differ materially from those contained in HashiCorp’s forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and HashiCorp specifically disclaims any obligation to update any forward-looking statement, except as required by law.
Use of Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we have disclosed non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP free cash flow and total and current non-GAAP RPOs, which are all non-GAAP financial measures. We have provided tabular reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure at the end of this release.
We calculate non-GAAP gross profit as GAAP gross profit before amortization of amortization of stock-based compensation of capitalized internal-use software, and stock-based compensation expense included in cost of revenue.
We calculate non-GAAP gross margin as GAAP gross margin before the impact of stock-based compensation of capitalized internal-use software, and stock-based compensation expense included in cost of revenue as a percentage of revenue.
We calculate non-GAAP operating loss as GAAP operating loss before amortization of stock-based compensation of capitalized internal-use software, and stock-based compensation expense. We calculate non-GAAP net loss as GAAP net loss before amortization of stock-based compensation of capitalized internal-use software, and stock-based compensation expense.
We calculate non-GAAP net loss per share as non-GAAP net loss divided by weighted average shares outstanding.
We calculated non-GAAP free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment and capitalized internal-use software costs. Non-GAAP free cash flow as a % of revenue is calculated as non-GAAP free cash flow divided by total revenue.
We calculate non-GAAP RPOs as RPOs plus customer deposits, which are refundable pre-paid amounts, based on the timing of when these customer deposits are expected to be recognized as revenue in future periods. The current portion of non-GAAP RPO represents the amount to be recognized as revenue over the next 12 months.
Our management team uses these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, non-GAAP free cash flow, non-GAAP RPOs or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of our website at https://ir.hashicorp.com.

HashiCorp, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022
Revenue:
License	$20,768	$15,654	$64,273	$47,504
Support	96,890	71,784	349,855	247,566
Cloud-hosted services	14,516	6,914	46,860	18,613
Subscription revenue	132,174	94,352	460,988	313,683
Professional services and other	3,614	2,171	14,901	7,086
Total revenue	135,788	96,523	475,889	320,769
Cost of revenue:
Cost of license	607	54	1,753	221
Cost of support	12,853	14,512	48,112	38,080
Cost of cloud-hosted services	6,211	6,308	22,589	14,031
Cost of subscription revenue	19,671	20,874	72,454	52,332
Cost of professional services and other	3,821	5,832	14,515	11,108
Total cost of revenue	23,492	26,706	86,969	63,440
Gross profit	112,296	69,817	388,920	257,329
Operating expenses:
Sales and marketing	95,028	127,124	355,826	269,504
Research and development	46,437	96,328	195,384	165,031
General and administrative	33,719	73,630	134,997	112,108
Total operating expenses	175,184	297,082	686,207	546,643
Loss from operations	(62,888)	(227,265)	(297,287)	(289,314)
Interest income	13,241	103	26,367	319
Other expenses, net	557	(31)	(2,365)	(157)
Loss before income taxes	(49,090)	(227,193)	(273,285)	(289,152)
Provision for income taxes	269	507	1,013	986
Net loss	$(49,359)	$(227,700)	$(274,298)	$(290,138)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.26)	$(1.70)	$(1.47)	$(3.48)
Weighted-average shares used to compute net loss per share attributable to Class A and Class B common stockholders, basic and diluted	188,803	133,611	186,029	83,277

HashiCorp, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except per share amounts)
(unaudited)

	As of January 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$1,286,134	$1,355,828
Accounts receivable, net of allowance of $13 and $20, respectively	162,369	126,812
Deferred contract acquisition costs	42,812	32,205
Prepaid expenses and other current assets	17,683	17,744
Total current assets	1,508,998	1,532,589
Property and equipment, net	24,594	15,897
Operating lease right-of-use assets	12,560	15,420
Deferred contract acquisition costs, non-current	81,286	57,126
Other assets, non-current	902	2,643
Total assets	$1,628,340	$1,623,675
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$12,450	14,267
Accrued expenses and other current liabilities	6,783	4,542
Accrued compensation and benefits	58,628	56,939
Operating lease liabilities	3,380	3,130
Deferred revenue	272,909	206,416
Customer deposits	26,699	23,383
Total current liabilities	380,849	308,677
Deferred revenue, non-current	29,335	16,873
Operating lease liabilities, non-current	12,093	15,483
Other liabilities, non-current	713	351
Total liabilities	422,990	341,384
Commitments and contingencies (note 8)
Stockholders’ equity
Class A common stock, par value of $0.000015 per share; 1,000,000 and 1,000,000 shares authorized as of January 31, 2023 and January 31, 2022, respectively; 88,823 and 30,597 shares issued and outstanding as of January 31, 2023 and January 31, 2022, respectively	1	1
Class B common stock, par value of $0.000015 per share; 200,000 and 200,000 shares authorized as of January 31, 2023 and January 31, 2022, respectively; 101,145 and 151,570 shares issued and outstanding as of January 31, 2023 and January 31, 2022, respectively	2	2
Additional paid-in capital	1,985,747	1,788,390
Accumulated deficit	(780,400)	(506,102)
Total stockholders’ equity	1,205,350	1,282,291
Total liabilities and stockholders’ equity	$1,628,340	$1,623,675

HashiCorp, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Year Ended January 31,
	2023	2022
Cash flows from operating activities
Net loss	$(274,298)	$(290,138)
Adjustments to reconcile net loss to cash from operating activities:
Stock-based compensation expense, net of amounts capitalized	171,161	200,568
Depreciation and amortization expense	4,588	2,498
Non-cash operating lease cost	2,860	2,382
Other	(1)	14
Changes in operating assets and liabilities:
Accounts receivable	(35,556)	(33,364)
Deferred contract acquisition costs	(34,767)	(39,086)
Prepaid expenses and other assets	(61)	(13,626)
Accounts payable	(1,817)	8,464
Accrued expenses and other liabilities	2,609	(895)
Accrued compensation and benefits	1,689	32,379
Operating lease liabilities	(3,140)	(2,567)
Deferred revenue	78,955	75,992
Customer deposits	3,316	1,164
Net cash used in operating activities	(84,462)	(56,215)
Cash flows from investing activities
Purchases of property and equipment	(252)	(214)
Capitalized internal-use software	(8,746)	(6,382)
Net cash provided by (used in) investing activities	(8,998)	(6,596)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions	—	1,252,974
Taxes paid related to net share settlement of equity awards	(248)	(105,642)
Proceeds from issuance of common stock under employee stock purchase plan	17,197	—
Proceeds from issuance of common stock upon exercise of stock options	5,034	5,036
Payments of deferred offering costs	—	(4,522)
Net cash provided by financing activities	21,983	1,147,846
Net increase (decrease) in cash, cash equivalents, and restricted cash	(71,477)	1,085,035
Cash, cash equivalents, and restricted cash beginning of period	1,357,611	272,576
Cash, cash equivalents, and restricted cash end of period	$1,286,134	$1,357,611

HashiCorp, Inc.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(amounts in thousands, except per share amounts and percentages)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022
Reconciliation of gross profit
GAAP gross profit	$112,296	$69,817	$388,920	$257,329
Add: Amortization of stock-based compensation of capitalized internal-use software	330	371	988	371
Add: Stock-based compensation expense	3,249	13,502	13,801	13,922
Non-GAAP gross profit	$115,875	$83,690	$403,709	$271,622
GAAP gross margin	83%	72%	82%	80%
Non-GAAP gross margin	85%	87%	85%	85%
Reconciliation of loss from operations
GAAP loss from operations	$(62,888)	$(227,265)	$(297,287)	$(289,314)
Add: Amortization of stock-based compensation of capitalized internal-use software	330	371	988	371
Add: Stock-based compensation expense	35,789	195,802	171,161	200,568
Non-GAAP loss from operations	$(26,769)	$(31,092)	$(125,138)	$(88,375)
GAAP operating margin	(46)%	(235)%	(62)%	(90)%
Non-GAAP operating margin	(20)%	(32)%	(26)%	(28)%

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022
Reconciliation of net loss and net loss per share
GAAP net loss	$(49,359)	$(227,700)	$(274,298)	$(290,138)
Add: Amortization of stock-based compensation of capitalized internal-use software	330	371	988	371
Add: Stock-based compensation expense	35,789	195,802	171,161	200,568
Non-GAAP net loss	$(13,240)	$(31,527)	$(102,149)	$(89,199)

GAAP net loss per share, basic and diluted	$(0.26)	$(1.70)	$(1.47)	$(3.48)

GAAP net loss per share, basic and diluted	$(0.26)	$(1.70)	$(1.47)	$(3.48)
Add: Amortization of stock-based compensation capitalized in software development costs	—	—	0.01	—
Add: Stock-based compensation expense	0.19	1.47	0.92	2.41
Add: Adjustment to total fully diluted earnings per share		(0.01)	(0.01)	—
Non-GAAP net loss per share, basic and diluted	$(0.07)	$(0.24)	$(0.55)	$(1.07)
Weighted-average shares used in computing GAAP and Non-GAAP net loss per share, basic and diluted	188,803	133,611	186,029	83,277

Reconciliation of free cash flow
GAAP net cash used in operating activities	$1,578	$(6,998)	$(84,462)	$(56,215)
Add: purchases of property and equipment	(112)	(128)	(252)	(214)
Add: capitalized internal-use software	(2,572)	(1,730)	(8,746)	(6,382)
Non-GAAP free cash flow	$(1,106)	$(8,856)	$(93,460)	$(62,811)
GAAP net cash used in operating activities as a % of revenue	1%	(7)%	(18)%	(18)%
Non-GAAP free cash flow as a % of revenue	(1)%	(9)%	(20)%	(20)%

TTM Total Revenue	$475,889	$320,769	$475,889	$320,769
TTM cash used in operating activities	(84,462)	(56,215)	(84,462)	(56,215)
TTM free cash flow	(93,460)	(62,811)	(93,460)	(62,811)
TTM cash used in operating activities as a % of revenue	(18)%	(18)%	(18)%	(18)%
TTM free cash flow as a % of revenue	(20)%	(20)%	(20)%	(20)%

HashiCorp, Inc.
RECONCILIATION OF GAAP TO NON-GAAP RPOS
(amounts in thousands)
(unaudited)

	As of
	January 31, 2023	January 31, 2022
GAAP RPOs
GAAP short-term RPOs	$375,072	$268,911
GAAP long-term RPOs	271,992	159,923
Total GAAP RPOs	$647,064	$428,834
Add:
Customer deposits
Customer deposits expected to be recognized within the next 12 months	$22,657	$20,324
Customer deposits expected to be recognized after the next 12 months	4,042	3,059
Total customer deposits	$26,699	$23,383
Non-GAAP RPOs
Non-GAAP short-term RPOs	$397,729	$289,235
Non-GAAP long-term RPOs	276,034	162,982
Total Non-GAAP RPOs	$673,763	$452,217

HashiCorp, Inc.
PRESENTATION OF KEY BUSINESS METRICS
(dollars in millions, except customers and percentages)
(unaudited)

	Three Months Ended
	January 31, 2023	October 31, 2022	July 31, 2022	April 30, 2022	January 31, 2022
Number of customers (as of end of period)	4,131	3,899	3,612	3,240	2,715
Number of customers equal or greater than $100,000 in ARR	798	760	734	704	655
GAAP Remaining Performance Obligations ($M)	$647.1	$531.8	$476.0	$433.9	$428.8
Non-GAAP Remaining Performance Obligations ($M)	$673.8	$553.4	$498.4	$457.6	$452.2
Quarterly subscription revenue from HCP ($M)	$14.5	$12.9	$10.6	$8.8	$6.9
Trailing four quarters average Net Dollar Revenue Retention Rate	131%	134%	134%	133%	131%
Trailing twelve months cash used in operating activities as a % of revenue	(18)%	(21)%	(26)%	(20)%	(18)%
Trailing twelve months Non-GAAP free cash flow as a % of revenue	(20)%	(23)%	(28)%	(22)%	(20)%

HashiCorp, Inc.
PRESENTATION OF KEY HISTORICAL FINANCIAL DATA
(amounts in thousands)
(unaudited)

	Three Months Ended
	January 31, 2023	October 31, 2022	July 31, 2022	April 30, 2022	January 31, 2022
Revenue	$135,788	$125,341	$113,863	$100,897	$96,523
GAAP net cash (used in) provided by operating activities	$1,578	$(15,171)	$(57,150)	$(13,719)	$(6,998)
Non-GAAP free cash flow	$(1,106)	$(17,897)	$(59,133)	$(15,324)	$(8,856)

Investor Contact
Alex Kurtz
HashiCorp
ir@hashicorp.com
Media Contact
Kate Lehman
HashiCorp
media@hashicorp.com